Exhibit 99.1

Auxilio, Inc. Announces Plan to Repurchase Stock

Mission Viejo, CA – May 4, 2016 – Auxilio, Inc. (OTCQB: AUXO), a leading provider of Managed Print Services (MPS) and Cybersecurity Services for the healthcare industry, announces that its Board of Directors unanimously approved a program to repurchase up to $1 million of the company's common stock.
The authorized repurchases will be made from time to time in either the open market, block transactions, or through privately negotiated transactions. The timing, volume and nature of share repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time.
 "Our company's strong cash flow and capacity to fund purchases make it possible for us to increase the value we bring to our shareholders through this proactive measure," said Joseph F. Flynn, Auxilio CEO and President.  "The repurchase program also sends a solid signal to Wall Street that we strongly believe our stock is undervalued, and that this is a good use of the company's funds."
No assurance can be given that any particular amount of common stock will be repurchased. This repurchase program is valid for up to three years and is subject to the company's blackout periods.  The program may be modified, extended or terminated by the Board of Directors at any time. The Company will report the repurchases in its periodic reports filed with the U.S. Securities and Exchange Commission.
As of March 31, 2016, Auxilio has approximately $5.3 million in cash as well as up to approximately $1.8 million in available and unused borrowing capacity. Auxilio intends to use available cash to fund the repurchase.
About Auxilio, Inc.
Since 2004, Auxilio has led the Managed Print Services industry by offering an innovative and customer driven approach for healthcare organizations. Auxilio takes full responsibility for healthcare customers' on-site print environment through situation assessment, process analysis, strategy development and program implementation. Hospitals and health systems benefit from streamlined and aligned processes and infrastructure that result in print management programs that reduce cost, increase employee productivity, and meet and exceed patient care standards.
Auxilio serves a national portfolio of nearly 220 hospital campuses and manages over 1.5 billion documents annually from over 90,000 devices, supporting over 280,000 caregivers. Auxilio's Managed Print Services' business model is vendor neutral, provides a dedicated resident team and is exclusive to the healthcare industry.
Through its Cybersecurity Professional Services Group, Redspin (a subsidiary of Auxilio) provides an end-to-end security offering that specifically addresses hospital security challenges or when a breach has occurred. Redspin's fully comprehensive portfolio of services and technology includes penetration testing, HIPAA security risk assessments, security program strategy, and a SaaS technology solution, Redspin™ Risk Manager to more than 140 hospitals. This complete service offering of Redspin is unique to the marketplace and helps ensure enterprise-wide security and improved patient experiences through its ability to mitigate risk and improve efficiency across the hospital or health system.

For more information about Auxilio, visit http://www.auxilioinc.com.
Forward Looking Statements
This release contains certain forward-looking statements relating to the business of Auxilio, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "may" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product/services development, long and uncertain sales cycles, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, future capital requirements, competition from other providers, the ability of our vendors to continue supplying the company with equipment, parts, supplies and services at comparable terms and prices, expectations relating to momentum of the business, expectations of increased demand for Auxilio's services, growth of Auxilio's vertical framework, anticipated results from cross-selling efforts, growing demand for Auxilio's MPS programs, and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Auxilio, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
Contact:
Investor Relations:
MZ North America
Mike Cole, 949-259-4988
Vice President
mike.cole@mzgroup.us
www.mzgroup.us
or
Media Relations:
Auxilio Inc.
Carrie Mulcahy, 949-310-2548
Director of Corporate Marketing
carrie.mulcahy@auxilioinc.com
www.auxilioinc.com